UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 22, 2011

Dot VN, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-53367	20-3825987
(Commission File Number)	(IRS Employer Identification No.)

9449 Balboa Avenue, Suite 114, San Diego, California  92123
 (Address of principal executive offices and Zip Code)

(858) 571-2007
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On February 22, 2011, Dot VN, Inc., a Delaware corporation (“Dot VN” or the “Company”), through its wholly owned subsidiary, Hi-Tek Multimedia, Inc., entered into an agreement with the Vietnam Internet Network Information Centre (“VNNIC”), which designates Dot VN as VNNIC’s sole partner in developing and managing the Vietnamese native language internationalized domain name (the “Vietnamese IDNs”) system (the “IDN Agreement”).

Pursuant to the IDN Agreement, Dot VN will work with VNNIC to manage the Vietnamese IDNs in accordance with the relevant laws and policies governing its use.  Dot VN will also act to market and promote registration of the Vietnamese IDNs and their lawful use pursuant to applicable Vietnamese Law and Regulation.  The Company will be responsible for the investment required to develop the technical systems and software to register, manage and maintain the Vietnamese IDNs including managing the Whois database and dispute resolution.  Dot VN is required to charge the same rate as the fee set by the Ministry of Finance of Vietnam (available at: http://www.vnnic.vn/3-6-222-5-7-04-20041115.htm) and provide certain related services such as DNS hosting and web hosting.  Dot VN may charge reasonable service fees associated with premium features related to the Vietnamese IDN network.  Further, Dot VN will also oversee the development of monetization and value added services for the Vietnamese IDNs.

The foregoing description of the IDN Agreement is a summary of this agreement's material terms, does not purport to be complete, and is qualified in its entirety by reference to the IDN Agreement, which, subject to any confidential treatment granted, may be filed as an exhibit to a periodic report or current report as required.

Item 8.01	Other Events.

On February 28, 2011, Dot VN, Inc. will issue a press release announcing that its wholly owned subsidiary, Hi- Tek Multimedia, Inc has been designated as the Vietnam Internet Network Information Centre’s (VNNIC) sole partner in developing and managing Vietnam’s native language internationalized domain names.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by this reference.

Item 9.01	Financial statements and Exhibits

(d)  Exhibits

The following exhibits are filed as part of this report:

No.	Description

99.1	Press Release dated February 28, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOT VN, INC.
(Registrant)

Date: February 25, 2011	By:	/s/ Louis P. Huynh
	Name:	Louis P. Huynh
	Title:	General Counsel, Executive Vice
President of Operations and Business
Development, and Corporate Secretary

Exhibit Index

No.	Description

99.1	Press Release dated February 28, 2011.